Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2024 Financial Results
Dallas, Texas November 16, 2023 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2023.
For the three months ended October 31, 2023, revenue, gross profit, and net income were $1,020.4 million, $464.0 million, and $332.5 million, respectively. These represent an increase in revenue of $127.0 million, or 14.2%; an increase in gross profit of $94.5 million, or 25.6%; and an increase in net income of $86.7 million, or 35.3%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.34 compared to $0.25 last year, an increase of 36.0%.
On Thursday, November 16, 2023, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through February 2024 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart's innovative technology and online auction platform links sellers to more than 750,000 members in over 190 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 250 locations in 11 countries, Copart has more than 265,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2023	2022	% Change
Service revenues and vehicle sales:
Service revenues	859,536	$726,840	18.3%
Vehicle sales	160,880	166,532	(3.4)%
Total service revenues and vehicle sales	1,020,416	893,372	14.2%
Operating expenses:
Yard operations	367,842	336,972	9.2%
Cost of vehicle sales	147,896	151,112	(2.1)%
Yard depreciation and amortization	39,103	34,360	13.8%
Yard stock-based compensation	1,556	1,445	7.7%
Gross profit	464,019	369,483	25.6%
General and administrative	57,631	44,535	29.4%
General and administrative depreciation and amortization	4,061	4,698	(13.6)%
General and administrative stock-based compensation	6,951	8,747	(20.5)%
Total operating expenses	625,040	581,869	7.4%
Operating income	395,376	311,503	26.9%
Other income (expense):
Interest income, net	32,005	4,422	623.8%
Other expense, net	(4,072)	(2,822)	44.3%
Total other income	27,933	1,600	1645.8%
Income before income taxes	423,309	313,103	35.2%
Income tax expense	90,777	67,255	35.0%
Net income	$332,532	$245,848	35.3%
Less: Net income attributable to noncontrolling interest	5	—	100.0%
Net income attributable to Copart, Inc.	$332,527	$245,848	35.3%

Basic net income per common share	$0.35	$0.26	34.6%
Weighted average common shares outstanding	958,127	952,198	0.6%

Diluted net income per common share	$0.34	$0.25	36.0%
Diluted weighted average common shares outstanding	971,682	964,336	0.8%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2023	July 31, 2023
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$2,581,567	$957,395
Investment in held to maturity securities	48,982	1,406,589
Accounts receivable, net	755,635	702,038
Vehicle pooling costs	127,512	123,725
Inventories	42,631	39,973
Income taxes receivable	418	6,574
Prepaid expenses and other assets	28,145	26,310
Total current assets	3,584,890	3,262,604
Property and equipment, net	2,943,537	2,844,339
Operating lease right-of-use assets	121,690	108,139
Intangibles, net	81,832	62,702
Goodwill	500,926	394,289
Other assets	100,911	65,806
Total assets	$7,333,786	$6,737,879

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$495,201	$440,810
Deferred revenue	27,174	26,117
Income taxes payable	80,106	4,374
Current portion of operating and finance lease liabilities	21,936	21,468
Total current liabilities	624,417	492,769
Deferred income taxes	91,821	89,492
Income taxes payable	69,982	69,193
Operating and finance lease liabilities, net of current portion	101,465	88,082
Long-term debt and other liabilities	9,462	10,903
Total liabilities	897,147	750,439
Commitments and contingencies
Redeemable non-controlling interest	25,222	—
Stockholders' equity:
Preferred stock	—	—
Common stock	96	96
Additional paid-in capital	1,067,424	938,910
Accumulated other comprehensive loss	(177,359)	(141,006)
Retained earnings	5,521,256	5,189,440
Total stockholders' equity	6,411,417	5,987,440
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$7,333,786	$6,737,879

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2023	2022
Cash flows from operating activities:
Net income	$332,532	$245,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	43,350	39,327
Allowance for credit loss	1,049	1,396
Equity in (earnings) losses of unconsolidated affiliates	(4,764)	2,122
Stock-based compensation	8,317	10,192
Gain on sale of property and equipment	(1,050)	(113)
Deferred income taxes	(988)	(1,780)
Changes in operating assets and liabilities:
Accounts receivable	(77,086)	(53,837)
Vehicle pooling costs	(4,377)	(4,643)
Inventories	(3,669)	4,020
Prepaid expenses, other current and non-current assets	(40,543)	(35,303)
Operating lease right-of-use assets and lease liabilities	366	52
Accounts payable, accrued liabilities and other liabilities	38,153	40,372
Deferred revenue	1,101	(588)
Income taxes receivable	6,135	44,595
Income taxes payable	76,720	19,899
Net cash provided by operating activities	375,246	311,559

Cash flows from investing activities:
Purchases of property and equipment	(162,260)	(152,655)
Cash acquired in connection with acquisition	17,662	—
Proceeds from sale of property and equipment	924	185
Proceeds from the sale of held to maturity securities	1,380,000	—
Investment in unconsolidated affiliate	(1,001)	—
Net cash provided by (used in) investing activities	1,235,325	(152,470)

Cash flows from financing activities:
Proceeds from the exercise of stock options	8,123	1,061
Payments for employee stock-based tax withholdings	(711)	(295)
Payments of finance lease obligations	(5)	(7)
Net cash provided by financing activities	7,407	759
Effect of foreign currency translation	6,194	(4,693)
Net increase in cash, cash equivalents, and restricted cash	1,624,172	155,155
Cash, cash equivalents, and restricted cash at beginning of period	957,395	1,384,236
Cash, cash equivalents, and restricted cash at end of period	$2,581,567	$1,539,391
Supplemental disclosure of cash flow information:
Interest paid	$96	$64
Income taxes paid, net of refunds	$9,066	$5,700

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000